UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

903 Calle Amanecer, Suite 100 San Clemente, California		92673
(Address of Principal Executive Offices)		(Zip Code)

(949) 369-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2010, the stockholders of Sunstone Hotel Investors, Inc. (the “Company”) approved an amendment to the Company’s 2004 Long-Term Incentive Plan (the “Plan”), providing for (a) an increase in the number of authorized shares to be issued under the Plan by 2,200,000 shares and (b) a prohibition on repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders. A copy of the Second Amendment to the Plan is attached as an exhibit to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 5, 2010, the Company held its Annual Meeting of Stockholders. The matters on which the stockholders voted, in person or by proxy, and the results of such voting, were as follows:

1)	Nomination and Election of Directors to serve until the next annual meeting and until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Robert A. Alter	83,063,563	6,133,910	0	2,571,392
Lewis N. Wolff	80,880,198	8,317,275	0	2,571,392
Z. Jamie Behar	88,217,985	979,488	0	2,571,392
Arthur L. Buser, Jr.	88,406,902	790,571	0	2,571,392
Thomas A. Lewis, Jr.	88,425,302	772,171	0	2,571,392
Keith M. Locker	83,414,713	5,782,760	0	2,571,392
Keith P. Russell	85,908,894	3,288,579	0	2,571,392

2)	Ratification of the appointment of Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,659,373	70,602	38,890	0

3)	Approval of amendments to the Company’s 2004 Long-Term Incentive Plan (a) to provide for an increase in the number of authorized shares to be issued under the 2004 Long-Term Incentive Plan by 2,200,000 shares and (b) to prohibit repricing of stock options and stock appreciation rights without the approval of a majority of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,554,110	11,598,809	44,552	2,571,394

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Second Amendment to the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 7, 2010	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse (Principal Financial Officer and Duly Authorized Officer)